UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

THE GEO GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	1-14260	65-0043078
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below in “Item 8.01. Other Events” under the caption “GEO Care Divestiture” is incorporated by reference herein.

Section 5-	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On December 31, 2012, The GEO Group, Inc. (“GEO” or the “Company”) entered into the Second Amended and Restated Employment Agreement with Mr. Jorge A. Dominicis (the “Amended Employment Agreement”). On December 31, 2012, Mr. Dominicis also entered into a new employment agreement with GEO Care (as defined below) (the “GEO Care Employment Agreement”).

The Amended Employment Agreement and GEO Care Employment Agreement (together, the “Employment Agreements”) allocate Mr. Dominicis’ services, compensation and benefits between GEO and GEO Care after the GEO Care Divestiture (as defined below). Specifically, the Amended Employment Agreement provides that Mr. Dominicis (i) will continue to serve as Senior Vice President of GEO and (ii) may own an interest in and/or perform services related to the management and operations of GEO Care including serving as the President of GEO Care (“GEO Care Activities”). The Amended Employment Agreement adjusts Mr. Dominicis’ annual base salary from GEO to $335,000 from $500,000 as a result of the GEO Care Divestiture and his performing services for both GEO and GEO Care as set forth in the Employment Agreements. Mr. Dominicis will also receive an annual base salary of $165,000 from GEO Care. If at any time Mr. Dominicis’ employment with GEO Care is terminated for any reason, his GEO annual base salary will be increased by 49.26%. Copies of the Employment Agreements were filed previously as Exhibit D-1 and D-3 to the Purchase Agreement (as defined below) filed as an exhibit to the Form 8-K filed on December 12, 2012 (the “December
Form 8-K”).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 31, 2012, in connection with the closing of the GEO Care Divestiture (defined below) and the completion of all necessary actions to convert into a real estate investment trust (“REIT”) as of January 1, 2013, GEO determined to change its fiscal year end from the close of business on the Sunday closest to December 31 of each year to December 31 of each year. This change is effective for the 2012 fiscal year and as a result the 2012 fiscal year ended on December 31, 2012 instead of December 30, 2012.

No transition report is required to be filed. The annual report on Form 10-K for the fiscal year ended on December 31, 2012 will be the first form to be reported using the new fiscal year-end.

Section 8-	Other Events

Item 8.01	Other Events.

REIT Special Dividend

In connection with GEO’s previously announced special dividend, GEO paid on December 31, 2012, a total of approximately $76 million in cash and issued approximately 9.7 million shares of GEO common stock to its shareholders. Shareholders received payment of the special dividend in cash, shares of GEO common stock or a combination as a result of shareholder elections made during the election period. Attached as Exhibit 99.1 is a copy of the press release announcing the election results.

GEO Care Divestiture

On December 31, 2012, GEO closed its previously announced divestiture of the equity interests in GEO Care, Inc. after its conversion into a limited liability company (“GEO Care”) to GEO Care Holdings LLC (the “Buyer”), a company formed by members of GEO and GEO Care’s management teams (the “MBO Group”), pursuant to the Purchase Agreement, dated as of December 6, 2012, entered into between GEO and the Buyer (the “Purchase Agreement”) for a purchase price of $36 million, subject to certain purchase price adjustments (the “GEO Care Divestiture”).

On December 31, 2012, GEO and the Buyer entered into an amendment to the Purchase Agreement (the “Amendment”). The Amendment provides for an increased purchase price adjustment in favor of the Buyer in the event certain client consents are not obtained within the one-year period following the GEO Care Divestiture. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 to this report.

On December 31, 2012, GEO Corrections and Detention, Inc. and GEO Care entered into the Services Agreement previously described in the December Form 8-K. A copy of the Services Agreement was filed previously with the December Form 8-K as Exhibit C to the Purchase Agreement. Also on December 31, 2012, GEO and GEO Care entered into the License Agreement previously described in the December Form 8-K. A copy of the License Agreement was filed previously with the December Form 8-K as Exhibit B to the Purchase Agreement. In addition, The GEO Group Australia Pty Ltd. and GEO Care Australia Pty Ltd. entered into the Pacific Shores Subcontractor Agreement as previously described in the December Form 8-K. Lastly, GEO and GEO Care entered into employment agreements with Mr. Dominicis as previously described in the December Form 8-K and above under Item 5.02.

Repurchase of Shares by GEO

As previously disclosed in GEO’s periodic filings, GEO adopted in July 2011 a stock repurchase program for up to $100.0 million of GEO common stock effective through December 31, 2012. As of September 30, 2012, there remained approximately $25 million of GEO common stock that could be repurchased under the program. On December 31, 2012, GEO repurchased an aggregate of 295,959 shares of GEO common stock from certain employees at the closing price of GEO common stock on December 12, 2012, the record date for the special dividend, or $29.12 per share for an aggregate purchase price of $8.6 million. These repurchases by GEO included the following repurchases of GEO common stock from its named executive officers: 257,618 shares from George C. Zoley, Chairman and Chief Executive Officer, 2,736 shares from Brian R. Evans, Senior Vice President and Chief Financial Officer, 27,282 shares from Jorge A. Dominicis, Senior Vice President, GEO Community Services, and 4,339 shares from Thomas M. Wierdsma, Senior Vice President – Project Development. Each of the employees who sold their shares to GEO used a portion or all of the proceeds to finance the reporting person’s equity participation in GEO Care Holdings LLC, an entity formed by the MBO Group, in connection with the GEO Care Divestiture. After giving effect to these repurchases on December 31, 2012, a total of $83.6 million of GEO common stock was repurchased under the stock repurchase program which expired on December 31, 2012.

Completion of Restructuring Steps

On January 2, 2013, GEO announced that on December 31, 2012, it completed the necessary restructuring steps, including the GEO Care Divestiture, enabling GEO to operate in compliance with the REIT rules of the Internal Revenue Code of 1986 beginning January 1, 2013. A copy of the press release is filed as Exhibit 99.2 to this report.

Section 9-	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Amendment to Purchase Agreement, dated as of December 31, 2012, between The GEO Group, Inc. and GEO Care Holdings LLC.

99.1	Press Release, dated December 28, 2012.

99.2	Press Release, dated January 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

January 7, 2013	By:	/s/ Brian R. Evans
Date		Brian R. Evans Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment to Purchase Agreement, dated as of December 31, 2012, between The GEO Group, Inc. and GEO Care Holdings LLC.

99.1	Press Release, dated December 28, 2012.

99.2	Press Release, dated January 2, 2013.

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